UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): June 6, 2014

ELECTRONIC SYSTEMS TECHNOLOGY, INC.
(Exact Name of Registrant as Specified in its Charter)

Washington	000-27793	91-1238077
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

415 N. Quay St. Bldg B1 Kennewick WA	993336
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (509) 735-9092

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]

Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

[  ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

[  ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]

Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers, Election of Directors, Appointment of Certain Officers, Compensatory Arrangements of Certain Officers.

Electronic Systems Technology Inc. (the "Company") held its Annual Meeting of Stockholders on June 6, 2013.  Pursuant to the Item 5.02 requirement for Current Reports on Form 8-K, the Company is providing the following information regarding the appointment of officers at the Annual Meeting:

c)

Appointment of Officers:

Tom L. Kirchner, was elected by the Board of Directors to serve as the Company’s Treasurer. Mr. Kirchner has been the President of Electronic Systems Technology Inc. since 1984.

Michael W. Eller was elected by the Board of Directors to serve as the Company’s Secretary. Mr. Eller was also elected to serve as the Company’s Vice President.

Mr. Eller has served as the Company’s Manager of Finance and Administration since August of 2012. Prior to joining EST, Mr. Eller was employed by Macy’s Inc., from 1999 thru 2012, most recently as Vice President of Operations and Director of Financial Controls at its Portland TN facility.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELECTRONIC SYSTEMS TECHNOLOGY, INC.

/s/ MICHAEL W. ELLER

By: Michael W. Eller
Principle Accounting Officer

Date: June 16, 2014